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                                  EXHIBIT 99.2

                         PURCHASE MONEY PROMISSORY NOTE



                                 Promissory Note

$200,000.00                                                       July ___, 2001
                                                                   San Diego, CA

         For good and valuable consideration, the undersigned USAT Reorganization LLC, a California limited liability company ("LLC"), agrees to pay to CACHE CAPITAL (USA) L.P., a Delaware limited partnership ("Payee") the sum of TWO HUNDRED THOUSAND AND 00/100 DOLLARS ($200,000) on or before July 31, 2004, together with simple interest on unpaid principal at the rate of eight percent (8%) per annum.

         In the event of any litigation to enforce or interpret any provision of this Promissory Note, a court of competent jurisdiction may award either party reasonable attorneys fees and costs.


                                      USAT REORGANIZATION LLC,
                                      A California Limited Liability Company

                                      /s/ Patrick J. Writer, Sr.
                                      ---------------------------
                                      Patrick J. Writer, Sr., Manager

                                      /s/ Robert D. Krintzman
                                      ------------------------
                                      Robert D. Krintzman, Manager